         As filed with the Securities and Exchange Commission on August 20, 1998
                                                   Registration No.  333-______
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             INFOSEEK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       CALIFORNIA                                                77-0353450
      ------------                                              ------------
(State of Incoproration)                                      (I.R.S. Employer
                                                             Identification No.)

                            1399 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
  (Address, including zip code, of Registrant's principal executive offices)

                     1996 STOCK OPTION/STOCK ISSUANCE PLAN
                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full Title of the Plans)


                                HARRY M. MOTRO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             INFOSEEK CORPORATION
                            1399 MOFFETT PARK DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                (408) 543-6000
(Name, address, and telephone number, including area code, of agent for service)



                                   COPY TO:

                             Aaron J. Alter, Esq.
                             Adam R. Dolinko, Esq.
                           Elizabeth C. Hewitt, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================
          TITLE OF SECURITIES TO               AMOUNT           PROPOSED              PROPOSED         AMOUNT OF
              BE REGISTERED                     TO BE       MAXIMUM OFFERING     MAXIMUM AGGREGATE    REGISTRATION
                                            REGISTERED(1)  PRICE PER SHARE(2)    OFFERING PRICE(2)        FEE
-------------------------------------------------------------------------------------------------------------------

Common Stock, to be issued upon exercise
 of options granted under 1996 Stock
 Option/Stock Issuance Plan                  1,500,000        $25.9375            $38,906,250.00        $11,478.00
-------------------------------------------------------------------------------------------------------------------
Common Stock, to be issued under the
 Employee Stock Purchase Plan                  400,000        $25.9375            $10,375,000.00        $ 3,061.00
===================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Option/Stock Issuance Plan and/or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Infoseek Corporation.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended ("the Act") based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 17, 1998.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INFORMATION INCORPORATED BY REFERENCE.
               -------------------------------------

       There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Infoseek Corporation (the "Registrant"):

       1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

       2. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as filed pursuant to Section 13 (a) of the Exchange Act on May 15, 1998.

       3. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 as filed pursuant to Section 13 (a) of the Exchange Act on August 13, 1998.

       4. The Registrant's Current Report on Form 8-K dated as of January 23, 1998, as filed pursuant to Section 13(a) of the Exchange Act on January 28, 1998.

       5. The Registrant's Current Report on Form 8-K dated as of April 17, 1998, as filed pursuant to Section 13(a) of the Exchange Act on May 22, 1998, as amended on August 10, 1998.

       6. The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 8-A as filed pursuant to Section 12 (b) of the Exchange Act on June 5, 1996, including any amendment or report filed for purposes of updating such description.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.
               -------------------------

       Not applicable.


ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.
               --------------------------------------

       Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.
               ------------------------------------------

       The Registrant has adopted provisions in its Amended and Restated Articles of Incorporation that limit the liability of directors in certain instances. As permitted by the California General Corporation Law, directors will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Registrant or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Registrant or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Registrant or its shareholders, or that show a reckless disregard for his duty to the Registrant or its shareholders in circumstances in which he was, or should have been, aware, in the ordinary course of performing his duties, of a risk of serious injury to the Registrant or its shareholders, or (iii) based on transactions between the Registrant and its directors or another corporation with interrelated directors or on improper distributions, loans or guarantees under applicable sections of the California General Corporation Law. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission, although in certain circumstances equitable relief may not be available as a practical matter. The limitation may relieve the directors of monetary liability to the Registrant for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Registrant. No claim or litigation is currently pending against the Registrant's directors that would be affected by the limitation of liability.


       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the California Corporation Law, the Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       The Registrant's Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and may indemnify its officers to the full extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Registrant has entered into separate indemnification agreements with its directors and officers, which may require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. To the extent the Registrant may be required to make substantial payments under the indemnification agreements that are not covered by insurance, the Registrant's available cash and shareholder's equity would be adversely affected.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.
               -----------------------------------

       Not applicable.


ITEM 8.    EXHIBITS.
           ---------

  NUMBER                                          DOCUMENT
----------      ---------------------------------------------------------------
   4.1          Infoseek Corporation Amended 1996 Stock Option/Stock Issuance
                Plan.
   4.2          Infoseek Corporation Employee Stock Purchase Plan, as amended.
   5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation, with respect to the legality of the securities being registered.
  23.1          Consent of Counsel (contained in Exhibit 5.1).
  23.2          Consent of Ernst & Young LLP.
  24.1          Power of Attorney (See page 6).



ITEM 9.        UNDERTAKINGS.
               ------------

       (a)     The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the registrant, Infoseek Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 18, 1998.


                                           INFOSEEK CORPORATION


                                           By: /s/ Remo Canessa
                                               --------------------------
                                               Remo Canessa, Vice President
                                               and Chief Financial Officer

                               POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Motro and Remo Canessa and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                       Title                             Date
-----------------------------------------------    ----------------------------------------    ------------------

/s/ Harry M. Motro                                 President, Chief Executive Officer          August 19, 1998
-----------------------------------------------    (Principal Executive Officer) and
Harry M. Motro                                     Director



/s/ Remo Canessa                                   Vice President and Chief Financial          August 18, 1998
-----------------------------------------------    Officer (Principal Accounting Officer)
Remo Canessa


/s/ Steven T. Kirsch                               Chairman of the Board of Directors          August 18, 1998
-----------------------------------------------
Steven T. Kirsch


/s/ Matthew J. Stover                              Director                                    August 19, 1998
-----------------------------------------------
Matthew J. Stover


/s/ John E. Zeisler                                Director                                    August 18, 1998
-----------------------------------------------
John E. Zeisler


/s/ L. William Krause                              Director                                    August 19, 1998
-----------------------------------------------
L. William Krause

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
 Number                           Description
---------      -----------------------------------------------------------------
   4.1         Infoseek Corporation Amended 1996 Stock Option/Stock Issuance
               Plan.

   4.2         Infoseek Corporation Employee Stock Purchase Plan, as amended.

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  23.1         Consent of Counsel (contained in Exhibit 5.1).

  23.2         Consent of Ernst & Young LLP, Independent Auditors.

  24.1         Power of Attorney (See page 6).